Exhibit 99.2

2017 INVESTOR PRESENTATION THIRD QUARTER 2017 OCTOBER 25, 2017

ucbi.com | 2 Disclosures CAUTIONARY STATEMENT This investor presentation may contain forward - looking statements, as defined by federal securities laws, including statements about United and its financial outlook and business environment . These statements are based on current expectations and are provided to assist in the understanding of our operations and future financial performance . Our operations and such performance involves risks and uncertainties that may cause actual results to differ materially from those expressed or implied in any such statements . For a discussion of some of the risks and other factors that may cause such forward - looking statements to differ materially from actual results, please refer to United Community Banks, Inc . ’s filings with the Securities and Exchange Commission, including its 2016 Annual Report on Form 10 - K under the section entitled “Forward - Looking Statements . ” Forward - looking statements speak only as of the date they are made, and we undertake no obligation to update or revise forward - looking statements . NON - GAAP MEASURES This presentation includes financial information determined by methods other than in accordance with generally accepted accounting principles (“GAAP”) . This financial information includes certain operating performance measures, which exclude merger - related and other charges that are not considered part of recurring operations . Such measures include : “Net income – operating ,” “ Net income available to common shareholders – operating,” “Earnings per share – operating,” “Diluted earnings per share – operating,” “Tangible book value per share,” “Return on common equity – operating,” “Return on tangible common equity – operating,” “Return on assets – operating,” “Efficiency ratio – operating,” “Expenses – operating,” “Tangible common equity to risk - weighted assets,” and “Average tangible equity to average assets . ” This presentation also includes “pre - tax, pre - credit earnings,” which excludes the provision for credit losses, income taxes and merger - related and other charges . Management has included these non - GAAP measures because we believe they may provide useful supplemental information for evaluating our underlying performance trends . Further, management uses these measures in managing and evaluating our business and intends to refer to them in discussions about our operations and performance . Operating performance measures should be viewed in addition to, and not as an alternative to or substitute for, measures determined in accordance with GAAP, and are not necessarily comparable to non - GAAP measures that may be presented by other companies . To the extent applicable, reconciliations of these non - GAAP measures to the most directly comparable GAAP measures can be found in the ‘Non - GAAP Reconciliation Tables’ included in the exhibits to this presentation . ucbi.com | 2

Who We Are
Snapshot of United Community Banks, Inc.



Knoxville
Asheville
Raleigh
Charlotte
NORTH CAROLINA
Greenville
Blairsville
Gainesville
Columbia
Myrtle Beach
SOUTH CAROLINA
Atlanta
GEORGIA
Charleston
Macon
Savannah
FLORIDA
40
81
85
26
77
20
95
185
16
75
10
United Community Bank (1)
147 locations
9 Loan Production Offices
4 Mortgage Loan Offices

3Q17 Overview	
Ticker	UCBI (NASDAQ)
Market Cap	$2.1Bn
P/E (2017E)	17.6x
P/TBV	207%
Assets	$11.1Bn
Loans	$7.2Bn
Deposits	$9.1Bn
CET1	12.2%
NPAs / Assets	0.23%
ROA – GAAP	1.01%
ROA – Operating (2)	1.09%
ROCE – GAAP	9.22%
ROTCE – Operating (2)	11.93%

Premier Southeast Regional Bank

- Established in 1950 and headquartered in Blairsville, GA with an executive office in Greenville, SC
  - ✓ 2,059 employees
- One of the largest regional banks in the U.S. by assets with 147 branch locations, 9 loan production offices and 4 mortgage loan offices in four states: GA, NC, SC and TN (1)
  - ✓ Top 10 market share in GA and SC
- Metro-focused branch network with locations in fast growing areas
  - ✓ Over 80% of branches located in metro areas

United COMMUNITY BANKS, INC.

Market data as of October 20, 2017
(1) Includes Four Oaks acquisition expected to close during 4Q17
(2) See non-GAAP reconciliation table slides at the end of the exhibits for a reconciliation of operating performance measures to GAAP performance measures

ucbi.com | 3

Fastest Growing Southeast MSAs (1) 2018 - 2023 Proj . Population Growth 2018 Population 2023 Proj . Median Household Income 1. Myrtle Beach, SC 9.96% 470,010 $55,177 2. Cape Coral, FL 8.66% 740,553 $59,220 3. Charleston, SC 8.46% 785,518 $69,670 4. Orlando, FL 8.17% 2,518,915 $62,806 5. Raleigh, NC 8.08% 1,335,067 $76,237 6. Naples, FL 7.95% 374,242 $75,389 7. North Port, FL 7.54% 808,091 $66,409 8. Lakeland, FL 7.22% 683,670 $51,907 9. Charlotte, NC 7.22% 2,537,416 $65,758 10. Jacksonville, FL 6.89% 1,519,940 $65,428 16. Savannah, GA 6.60% 392,546 $61,718 18. Atlanta, GA 6.48% 5,919,767 $71,156 21. Greenville, SC 6.12% 901,549 $58,643 9.7% 8.9% ’18 – ’23 Proj . Household Income Growth 5.1% 3.5% ’18 – ’23 Proj . Population Growth Strong Demographic Profile (2) $54,241 $61,045 Median Household Income UCBI MSA Presence Who We Are Focused on High - Growth MSAs in Southeast (1) Includes MSAs with a population of greater than 300,000 (2) Weighted by state deposits ucbi.com | 4 United States United States United States

Cultural Pillars Customer Service Is at Our Foundation High - Quality Balance Sheet » Underwriting conservatism and portfolio diversification » Top quartile credit quality performance » Prudent capital, liquidity and interest - rate risk management » Focused on improving return to shareholders with increasing ROTCE and dividend growth Profitability » Managing a steady margin with minimal accretion income » Fee revenue expansion through focused growth initiatives » Continued operating expense discipline while investing in growth opportunities » Executing on M&A cost savings » High - quality, low - cost core deposit base Growth » Addition of Commercial Banking Solutions platforms (middle - market banking, SBA lending, senior care, income - property lending, asset - based lending, builder finance, renewable energy) and actively pursuing additional lending platforms » Entered into and continue to target new markets with team lift - outs (Charleston, Greenville, Atlanta, Raleigh) » Continuous emphasis on and enhancement of Mortgage product offerings to drive loan and revenue growth » Acquisitions that fit our footprint and culture and deliver desired financial returns Who We Are Full - Service Regional Bank with a Strong Culture Rooted in Sound Credit Underwriting & Growth ucbi.com | 5

Regional Bank with Community Bank – Level Service Recognized for Ranked #1 in Retail Banking Customer Satisfaction in the Southeast by J.D. Power … Being a great place to work … H igh levels of financial performance Who We Are The Bank That Service Built ucbi.com | 6 Regional Bank 1 United Community Bank Regional Bank 2 Regional Bank 3 Regional Bank 4 Regional Bank 5 International Bank 1 Universal Bank 1 Regional Bank 6 Regional Average Regional Bank 7 Universal Bank 2 Universal Bank 3 Regional Bank 8

3Q17 Highlights ucbi.com | 7 $13.00 $13.74 $14.11 3Q16 2Q17 3Q17 Tangible Book Value (2) $0.36 $0.39 $0.38 $0.39 $0.41 $0.41 3Q16 2Q17 3Q17 Earnings Per Share GAAP Operating (1) 1.00% 1.06% 1.01% 1.08% 1.10% 1.09% 3Q16 2Q17 3Q17 Return on Assets GAAP Operating (1) (1) See non - GAAP reconciliation table slides at the end of the exhibits for a reconciliation of operating performance measures to G AAP performance measures ucbi.com | 7 (1) See non - GAAP reconciliation table slides at the end of the exhibits for a reconciliation of operating performance measures to GAAP performance measures (2) Excludes effect of acquisition - related intangibles and associated amortization $0.08 $0.09 $0.10 3Q16 2Q17 3Q17 Dividend per Share » Operating diluted earnings per share of $0.41 compared with GAAP diluted earnings per share of $0.38 » Impacted by Durbin related debit card revenue loss ($2.7 mm) and increased FDIC insurance costs resulting from exceeding the $10 billion asset threshold ($0.75 mm) » Raised dividend in 3Q17 to $0.10 per share, up 25% vs. 3Q16 » TBV p er share up 8.5% vs. 3Q16 » ROA stable at 1.09% despite Durbin and FDIC expense headwind

$79.0 $85.1 $89.8 3Q16 2Q17 3Q17 3.34% 3.47% 3.54% ucbi.com | 8 (1) Net interest margin is calculated on a fully taxable equivalent basis (2) E xcludes brokered deposits Net Interest Revenue / Margin (1) ucbi.com | 8 (1) Net interest margin is calculated on a fully - taxable equivalent basis $ in millions Net Interest Revenue Net Interest Margin » Net interest revenue of $89.9 million increased $4.7 million (5.5%) vs. 2Q17 and $10.8 million (13.7%) vs. 3Q16 » Benefit of rising short - term interest rates » HCSB deal added $1.8 million to 3Q17 » Net interest margin up 20 bps vs. 3Q16 due to higher short - term rates and stable core deposit base. » Net interest margin up 7 bps vs. 2Q17 impacted by » Higher loan yield of 16 bps due to higher short - term interest rates » Accretable yield contributed $1.8 million or 7 bps to 3Q17, up 1 bp vs. 2Q17

0 10 20 30 40 79% 93% Low - Cost Deposit Base (1) Sufficient Liquidity to Support Future Growth Loans / Deposits (3) Cost of Total Deposits (bps) 31 bps 17 bps Deposits KRX Peer ucbi.com | 9 3Q15 - 2Q16 deposit beta equal to 6%, less than half the 15% industry average (2) KRX Peer Note – Peer comparison banks comprise the KBW Regional Bank Index ( ticker:KRX ) (1) Source: SNL Financial LC (2) Raymond James report 9/28/17 (3) United results as of 3Q17; KRX results as of 2Q17 (Source: SNL Financial LC)

ucbi.com | 10 $2.6 $2.8 $2.9 $1.3 $1.3 $1.4 $0.6 $0.6 $0.6 $1.7 $1.7 $1.8 $0.6 $0.6 $0.5 $6.7 $7.0 $7.2 3Q16 2Q17 3Q17 C&I (1) CRE Comml Construction Residential Other Consumer 25.4% 8.4% 19.0% 38.4% 19.1% 39.9% 8.3% 24.7% 8.0% 19.6% 39.9% 8.1% 25.2% 7.2% Loans ucbi.com | 10 $ in billions 8.8% » Strategically moved C&I (including owner - occupied CRE) to 40% of loans versus 38% a year ago and 23% pre crisis » Investor CRE loans moved to 20% from 19% last year and 47% pre crisis » Residential mortgages have increased due to the introduction of on balance sheet mortgage products » Other consumer has declined to a 7% contribution due to the planned runoff of the indirect auto portfolio (1) C&I includes commercial and industrial loans as well as owner - occupied CRE loans

ucbi.com | 11 Loan Growth Drivers ucbi.com | 11 » Greater expansion in our metro markets, including our new Myrtle B each and Raleigh markets » Expansion of our Commercial B anking S olutions (CBS) unit (i.e. deeper penetration and new verticals) » Continued development of our unique partnership model where the community bank partners with CBS to drive growth » Growth in the mortgage business via expansion into newly acquired markets and with the addition of on - balance sheet adjustable rate products

$10.8 $10.7 $8.2 $5.8 $4.4 $4.4 $1.2 $1.2 $1.0 $6.1 $4.8 $4.2 $2.5 $2.6 $2.8 3Q16 2Q17 3Q17 Service Charges Other Brokerage Mortgage SBA ucbi.com | 12 Fee Revenue ucbi.com | 12 in millions » Vs Last Year, fees down $5.8 mm to $20.6 mm » $2.7 mm lower interchange fees vs 3Q16 due to Durbin » Mortgage $1.9 mm lower vs. 3Q16 despite similar $194 mm in originations in both quarters » Loan sales totaled $118 mm in 3Q17 vs. $137 mm in 3Q16 which reduced revenue by $0.5 mm – as more loans were kept on balance sheet » SBA production up 16% vs. 3Q16 to $43 mm and revenue up 13% year over year » Other income down $1.4 mm vs last year due mainly to lower customer derivative income » Linked quarter, fees down $3.1 mm, of which Durbin accounted for $2.7 mm » Mortgage down $0.6 mm due to fewer originations ($194 mm vs a 2Q17 $204 mm record) and less loan sales ($118 mm vs $127 mm) » SBA originations up 23% vs 2Q17 due to seasonality $26.4 $23.7 $20.6

60.8% 57.9% 59.3% 57.8% 56.2% 56.2% 60.78% 57.89% 59.27% 57.79% 56.21% 56.18% $64.0 $63.2 $65.7 $60.9 $61.4 $62.3 3Q16 2Q17 3Q17 ucbi.com | 13 (1) Net interest margin is calculated on a fully taxable equivalent basis (2) E xcludes brokered deposits Expense Discipline ucbi.com | 13 GAAP Operating (1) (1) See non - GAAP reconciliation table slides at the end of the exhibits for a reconciliation of operating performance measures to G AAP performance measures » Year over year, GAAP and operating expenses grew 2.6% and 2.3%, respectively » Operating efficiency ratio improved to 56.2% from 57.8% last year as expense focus continues » Linked quarter, GAAP and operating expenses grew 3.9% and 1.4%, respectively » Salary and benefits were flat excluding HCSB and improved in other expenses improved via several line items Operating Efficiency Ratio (1) $ in millions

Credit Quality ucbi.com | 14 (1) See non - GAAP reconciliation table slides at the end of the exhibits for a reconciliation of operating performance measures to G AAP performance measures ucbi.com | 14 0.08% 0.09% 0.09% 3Q16 2Q17 3Q17 Net Charge - Offs as % of Average Loans 0.30% 0.24% 0.23% 3Q16 2Q17 3Q17 Non - Performing Assets as % of Total Assets - $0.3 $0.8 $1.0 3Q16 2Q17 3Q17 Provision for Credit Losses $ in millions 0.94% 0.85% 0.81% 3Q16 2Q17 3Q17 Allowance for Loan Losses

ucbi.com | 15 Key Strengths ucbi.com | 15 » Culture and business model that attracts both bankers and potential acquisition partners » Positioned well in many of the South's fastest - growing markets » Superior customer service helps drive great core deposit growth » Well - developed credit model to drive consistent performance through cycles » Liquid balance sheet and strong capital offer flexibility in a rising rate environment

ucbi.com | 16 Holding Company 3Q16 2Q17 3Q17 Tier I Risk - Based Capital 11.0% 11.9% 12.3% Total Risk - Based Capital 11.9 12.7 13.0 Leverage 8.4 9.0 9.3 Tier I Common Risk - Based Capital 11.0 11.9 12.2 Tangible Common Equity to Risk - Weighted Assets 12.2 12.4 12.8 Average Tangible Equity to Average Assets 9.0 9.2 9.4 ► All regulatory capital ratios significantly above “well - capitalized” ► Continued strong earnings and $76.4 million of future DTA recovery driving regulatory capital growth ► Increased quarterly shareholder dividend in 3Q17 to $0.10 per share (up 25% YoY ) ► Stock repurchases of $13.6 million through 3Q16 (764,000 shares / average price of $17.85 per share); No purchases since 3Q16 ► Capital impact of acquisitions ► HCSB acquisition completed on July 31, 2017; Slightly accretive to tangible book value in 3Q17 ► Four Oaks acquisition expected to close 4Q17; Expect minimal impact on capital ratios for 4Q17 ucbi.com | 16 Capital Ratios

19.3% 8.1% 7.8% HCSB UCBI South Carolina Rank Bank Branches Deposits ($MM) Mkt. Share (%) 1. BB&T 27 1,829 24.1 2. CNB Corp. 14 813 10.7 3. Wells Fargo 10 704 9.3 4. Bank of America 9 601 7.9 5. UCBI Pro Forma 10 452 5.9 Strong Demographics Myrtle Beach is the fastest growing MSA in the state Compelling Financial Returns x 3 cents, or 2%, accretive to fully - diluted EPS , excluding one - time merger charges x Accretive to tangible book value per share x Neutral to Tier 1 Capital x IRR: +20% Transaction Overview • Closed July 31, 2017 • 100% stock (fixed exchange ratio 0.0050x shares) − $66 million transaction value (1) • 132% adjusted P / TBV (2) • United recovered DTA and related tax benefits totaling approximately $ 15.5 million Company Snapshot • Assets: $376 million • Loans: $215 million • Deposits: $313 million • Equity: $35 million • Branches: 8 Proj. Pop. Growth ’17 - ’22 Top 5 Deposit Market Share in Myrtle Beach MSA 95 26 20 74 40 Charleston North Charleston Mount Pleasant Summerville Myrtle Beach Florence 95 Sumter Wilmington HCSB Branches UCBI Branches x Enhances franchise footprint in attractive Myrtle Beach market with #5 deposit market share rank x Partnering with a well - established community bank located in South Carolina’s fastest growing market x Strategically and financially attractive combination Acquisition of HCSB Financial Corporation Source: SNL Financial (1) Based on United’s closing price of $26.70 per share on April 19, 2017 (2) Tangible book value adjusted for recovery of deferred tax asset ucbi.com | 17

Acquisition of Four Oaks Fincorp, Inc.

Transaction Overview

- Scheduled to close November 1, 2017
- 90% stock (0.6178 shares of United) and 10% cash ($1.90)
  - $124 million transaction value [1]
- 177% P / TBV
- An excellent springboard to grow and attract top-quality bankers in the Raleigh market

Company Snapshot

- Assets: $737 million
- Loans: $513 million
- Deposits: $560 million
- NIM: 3.92%
- Offices: 14

Compelling Financial Returns

- ✓ 4 cents, or 2%, accretive to fully diluted 2018 EPS, excluding one-time merger charges
- ✓ Less than 1% dilutive to tangible book value per share with an earn back of less than 3 years, excluding expected revenue synergies
- ✓ IRR: +20%



Four Oaks
Four Oaks LPO
United
Knoxville
Asheville
Charlotte
Durham
Raleigh
Fayetteville
Columbia
Athens
Atlanta
Augusta
Macon
Columbus
Savannah
Albany
Dothan
Charleston
Georgia



Greensboro
Durham
Raleigh
Asheboro
Sanford
Goldsboro
Fayetteville
Rockingham
Lumberton

- ✓ 105-year-old community bank located in the attractive Raleigh MSA, North Carolina's fastest-growing market
- ✓ Locally focused franchise ranked #2 among local community banks in Raleigh MSA deposit market share
- ✓ 10 branches and 2 LPOs in Raleigh MSA and a branch in Dunn and Wallace, NC
- ✓ Stable, low-cost funds to support strong balance sheet growth

Source: SNL Financial

[1] Based on United's closing price of $26.48 per share on June 23, 2017

United COMMUNITY BANKS, INC.

ucbi.com | 18

2017 INVESTOR PRESENTATION Exhibits THIRD QUARTER 2017 OCTOBER 25, 2017

$79.0 $85.1 $89.8 $60.9 $61.4 $62.3 $44.5 $47.4 $48.1 $26.4 $23.7 $20.6 $10 $20 $30 $40 $50 $60 $70 $80 $90 $100 3Q16 2Q17 3Q17 Net Interest Revenue Expenses - Operating (1) Pre-Tax, Pre-Credit Earnings (1) Fee Revenue ucbi.com | 20 3Q17 2Q17 3Q16 Salaries & Employee Benefits 38,027$ 689$ 1,549$ Communications & Equipment 4,547 (431) (372) Occupancy 4,945 37 (187) FDIC Assessment 2,127 779 715 Advertising & Public Relations 1,026 (234) (62) Postage, Printing & Supplies 1,411 65 (40) Professional Fees 2,976 605 (184) Other Expense 7,195 (655) (36) Expenses - Operating (1) 62,254 855 1,383 Merger-Related and Other Charges 3,420 1,590 268 Expenses - GAAP 65,674$ 2,445$ 1,651$ Variance - Incr/(Decr) 3Q17 2Q17 3Q16 Overdraft Fees 3,555$ 234$ (93)$ Interchange Fees 2,810 (2,726) (2,473) Other Service Charges 1,855 11 (33) Total Service Charges and Fees 8,220 (2,481) (2,599) Mortgage Loan & Related Fees 4,200 (611) (1,839) Brokerage Fees 1,009 (137) (190) Gains from SBA Loan Sales 2,806 180 327 Securities Gains, Net 188 184 (73) Other 4,150 (247) (1,414) Fee Revenue 20,573$ (3,112)$ (5,788)$ Variance - Incr/(Decr) 3Q17 2Q17 3Q16 Net Interest Revenue 89,775$ 4,627$ 10,786$ Fee Revenue 20,573 (3,112) (5,788) Gross Revenue 110,348 1,515 4,998 Expenses - Operating (1) 62,254 855 1,383 Pre-Tax, Pre-Credit Earnings (1) 48,094 660 3,615 Provision for Credit Losses (1,000) 200 1,300 Merger-Related and Other Charges (3,420) 1,590 268 Income Taxes (15,728) (809) (25) Net Income - GAAP 27,946$ (321)$ 2,072$ Net Interest Margin 3.54% 0.07% 0.20 % Variance - Incr/(Decr) $ in t housands $ in thousands $ in thousands Expenses Earnings (pre - tax, pre - credit) Fee Revenue M illions (1) See non - GAAP reconciliation table slides at the end of the exhibits for a reconciliation of operating performance measures to GA AP performance measures Earnings , Fee Revenue, and Expenses ucbi.com | 20 (1) See non - GAAP reconciliation table slides at the end of the exhibits for a reconciliation of operating performance measures to G AAP performance measures

2013 2014 2015 2016 3Q17 2013 2014 2015 2016 3Q17 Demand Deposit 123$ 161$ 618$ 334$ 350$ Non-Interest Bearing Core NOW 4 9 441 5 52 Demand Deposit 1,311$ 1,471$ 2,089$ 2,423$ 2,773$ MMDA 73 41 325 246 82 Savings 24 41 177 79 55 Interest Bearing Core Growth by Category 224$ 252$ 1,561$ 664$ 539$ Total CommercialNOW 659 668 1,109 1,114 1,166 MMDA 1,218 1,259 1,584 1,830 1,912 Atlanta MSA 75$ 84$ 223$ 168$ 70$ Savings 250 292 469 548 603 North Georgia 62 90 158 133 96 Total Interest Bearing Core 2,127 2,219 3,162 3,492 3,681 North Carolina 42 35 63 62 59 Coastal Georgia 2 22 24 16 29 Total Core Trans Deposits 3,438 3,690 5,251 5,915 6,454 East Tennessee (1) 4 8 234 (16) 6 Gainesville MSA 19 10 34 48 17 Time (Customer) 1,445 1,223 1,251 1,267 1,335 South Carolina (2) 20 3 825 253 262 Public Funds (Customer) 894 989 1,032 1,128 971 Growth by Region 224$ 252$ 1,561$ 664$ 539$ Brokered 412 425 339 328 367 Total LoansTotal Deposits 6,189$ 6,327$ 7,873$ 8,638$ 9,127$ ucbi.com | 21 NOTE - Certain prior period amounts in the loans by category table have been reclassified to conform to the current presentation Deposit Mix $5.78 $5.90 $7.53 $8.31 $8.76 - $2.00 $4.00 $6.00 $8.00 $10.00 2013 2014 2015 2016 3Q17 Billions Public Funds (customer) Time (customer) Interest Bearing Core Transaction Non-Interest Bearing Core Transaction Time & Public Core Transaction Core Transaction Deposit Growth by Category & Region i n millions Deposits by Category i n millions (1) Includes $ 247 million from the acquisition of FNB on May 1, 2015 (2) Includes $790 million, $175 million and $226 million, respectively, from the acquisitions of Palmetto on September 1, 2015, Tidelands on July 1, 2016 and Horry County State Bank on July 31, 2017 ucbi.com | 21 Note – Column graph summarizes customer deposits, which excludes brokered deposits

Note: Peer comparison banks comprise the KBW Regional Bank Index (ticker: KRX) ucbi.com | 22 0.0% 0.1% 0.2% 0.3% 0.4% 0.5% 0.6% 0.7% 0.8% 0.9% CFR WABC COLB CVBF CBU FMBI FFIN BOH CBSH FCF UCBI ONB TRMK UMBF UMPQ BOKF GBCI WAL BXS MBFI PACW PB PFS WBS SNV BPFH FNB TCF FHN FULT WTFC HBHC EWBC UBSI TCBI ASB IBKC BPOP PNFP STL STBA BRKL WAFD SBNY FFBC VLY CATY OZRK ISBC HOPE BKU 2Q17 Cost of Deposits Median ► Our second quarter 2017 total cost of deposits was 17 basis points, which compared favorably to peers with a median of 31 basis points ► Core deposits (excludes Jumbo CDs / Brokered) comprised approximately 98% of our total customer deposits at June 30, 2017 High - Quality, Low - Cost Core Deposit Base ucbi.com | 22 Source: SNL Financial LC Note – Peer comparison banks comprise the KBW Regional Bank Index ( ticker:KRX )

New Loans Funded and Advances[1]

$ in millions

New Loans Funded and Advances



$640.8
$666.9
$616.8
3Q16
2Q17
3Q17

New Loans Funded and Advances by Category

	3Q17	2Q17	3Q16	Variance-Incr(Decr) 2Q17	Variance-Incr(Decr) 3Q16
Commercial & Industrial	$ 136.0	$ 161.8	$ 140.0	$ (25.8)	$ (4.0)
Owner-Occupied CRE	72.2	114.0	92.8	(41.8)	(20.6)
Income-Producing CRE	80.1	41.6	148.0	38.5	(67.9)
Commercial Constr.	139.1	121.8	45.7	17.3	93.4
Total Commercial	427.4	439.2	426.5	(11.8)	.9
Residential Mortgage	54.7	48.3	39.8	6.4	14.9
Residential HELOC	68.1	64.7	66.4	3.4	1.7
Residential Construction	53.5	56.8	46.7	(3.3)	6.8
Consumer	13.1	57.9	61.4	(44.8)	(48.3)
Total	$ 616.8	$ 666.9	$ 640.8	$ (50.1)	$ (24.0)

New Loans Funded and Advances by Region

	3Q17	2Q17	3Q16	Variance-Incr(Decr) 2Q17	Variance-Incr(Decr) 3Q16
Atlanta	$ 151.5	$ 122.5	$ 110.6	$ 29.0	40.9
Coastal Georgia	41.1	75.7	53.6	(34.6)	(12.5)
North Georgia	63.8	64.2	71.0	(.4)	(7.2)
North Carolina	34.8	29.9	35.4	4.9	(0.6)
Tennessee	24.1	40.2	35.1	(16.1)	(11.0)
Gainesville	9.7	13.2	9.8	(3.5)	(0.1)
South Carolina	109.2	115.0	120.4	(5.8)	(11.2)
Total Community Banks	434.2	460.7	435.9	(26.5)	(1.7)
Asset-based Lending	8.4	17.6	9.7	(9.2)	(1.3)
Commercial RE	42.8	41.1	37.8	1.7	5.0
Senior Care	14.8	8.3	4.8	6.5	10.0
Middle Market	35.9	35.4	51.6	0.5	(15.7)
SBA	43.4	35.3	37.0	8.1	6.4
Builder Finance	37.3	28.1	25.2	9.2	12.1
Total Commercial Banking Solutions	182.6	165.8	166.1	16.8	16.5
Indirect Auto	-	40.4	38.8	(40.4)	(38.8)
Total	$ 616.8	$ 666.9	$ 640.8	$ (50.1)	$ (24.0)

Note – Certain prior period amounts have been reclassified to conform to the current presentation
[1] Represents new loans funded and net loan advances (net of payments on lines of credit)

United COMMUNITY BANKS, INC.

ucbi.com | 23

Loan Mix

Loans
by Region
in millions

	2013	2014	2015	2016	3Q17
North Georgia	$ 1,240	$ 1,163	$ 1,125	$ 1,097	$ 1,047
Atlanta MSA	1,235	1,243	1,259	1,399	1,477
North Carolina	572	553	549	545	542
Coastal Georgia	423	456	537	581	634
Gainesville MSA	255	257	254	248	242
East Tennessee [1]	280	280	504	504	470
South Carolina [2]	4	30	819	1,233	1,470
Total Community Banks	4,009	3,982	5,047	5,607	5,882
Commercial Banking Solutions	124	421	492	855	920
Indirect Auto [3]	196	269	456	459	401
Total Loans	$ 4,329	$ 4,672	$ 5,995	$ 6,921	$ 7,203

[1] Includes $244 million from the acquisition of FNB on May 1, 2015
[2] Includes $733 million, $306 million and $216 million, respectively, from the acquisitions of Palmetto on September 1, 2015, Tidelands on July 1, 2016 and Horry County State Bank on July 31, 2017
[3] Includes $63 million from the acquisition of Palmetto on September 1, 2015

Loans
by Category
in millions

	2013	2014	2015	2016	3Q17
Commercial & Industrial	$ 471	$ 710	$ 785	$ 1,070	$ 1,084
Owner-Occupied CRE	1,238	1,257	1,571	1,650	1,792
Income-Producing CRE	807	767	1,021	1,282	1,413
Commercial Constr.	336	364	518	634	583
Total Commercial	2,852	3,098	3,895	4,636	4,872
Residential Mortgage	604	614	764	857	933
Residential HELOC	430	456	589	655	689
Residential Construction	136	131	176	190	190
Consumer	111	104	115	124	118
Indirect Auto	196	269	456	459	401
Total Loans	$ 4,329	$ 4,672	$ 5,995	$ 6,921	$ 7,203

Note – Certain prior period amounts have been reclassified to conform to the current presentation

United Community Banks, Inc.
ucbi.com | 24

Commercial Real Estate Diversification

Commercial Construction
in millions

	Committed			Outstanding		
Retail Building	$ 88	8.4	%	$ 66	11.3	%
Assisted Living/Nursing Home/Rehab	169	16.1		35	6.0	
Multi-Residential	72	6.8		50	8.6	
Office Buildings	108	10.3		41	7.0	
Commercial Residential CIP: Spec	87	8.3		60	10.3	
Land Develop - Vacant (Improved)	65	6.2		52	8.9	
Commercial Residential Land Development: Builder Lots	68	6.5		62	10.6	
Hotels / Motels	62	5.9		15	2.6	
Other Properties	90	8.6		39	6.7	
Commercial Residential CIP: Presold	59	5.6		36	6.2	
Raw Land - Vacant (Unimproved)	50	4.8		41	7.0	
Commercial Residential Land Development: Subdivisions in	35	3.3		25	4.3	
Warehouse	32	3.0		9	1.5	
Churches	25	2.4		18	3.1	
Commercial Residential Raw Land	16	1.5		16	2.8	
Commercial Land Development	13	1.2		11	1.9	
Restaurants / Franchise	12	1.1		7	1.2	
Leasehold Property	-	-		-	-	
Total Commercial Construction	$ 1,051	100.0	%	$ 583	100.0	%

Commercial Real Estate – Income Producing
in millions

	Committed			Outstanding		
Office Buildings	$ 391	25.8	%	$ 352	24.9	%
Retail Building	326	21.5		307	21.7	
Investor Residential	159	10.5		156	11.0	
Hotels / Motels	151	10.0		144	10.2	
Warehouse	136	9.0		131	9.3	
Other Properties	126	8.3		106	7.5	
Multi-Residential	95	6.3		92	6.5	
Convenience Stores	40	2.7		39	2.8	
Restaurants / Franchise Fast Food	36	2.4		34	2.4	
Manufacturing Facility	26	1.7		24	1.7	
Leasehold Property	9	0.6		9	0.6	
Automotive Service	8	0.5		8	0.6	
Daycare Facility	5	0.3		5	0.4	
Mobile Home Parks	5	0.3		4	0.3	
Automotive Dealership	2	0.1		2	0.1	
Total Commercial Real Estate - Income Producing	$ 1,515	100.0	%	$ 1,413	100.0	%

Committed Average Loan Size
(in thousands)

- Commercial Construction $513
- Commercial RE:
  - Composite CRE 439
  - Owner-Occupied 407
  - Income-Producing 485

Outstanding Average Loan Size
(in thousands)

- Commercial Construction $290
- Commercial RE:
  - Composite CRE 411
  - Owner-Occupied 381
  - Income-Producing 458

United Community Banks, Inc.

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ucbi.com | 26 Granular Portfolio – Exposure and Industry Limits • Legal Lending Limit $ 274M • House Lending Limit 28M • Project Lending Limit 17M • Top 25 Relationships 575M Concentration limits set for all segments of the portfolio Disciplined Credit Processes ucbi.com | 26 STRUCTURE • Centralized underwriting and approval process for consumer credit • Distributed Regional Credit Officers (reporting to Credit) for commercial • Dedicated Special Assets team • Eight of the top twelve credit leaders recruited post - crisis PROCESS • Weekly Senior Credit Committee • Continuous external loan review • Monthly commercial asset quality review • Monthly retail asset quality review meetings POLICY • Continuous review and enhancements to credit policy • Quarterly reviews of portfolio limits and concentrations

Net Charge-offs 1.4$ 1.5$ 1.7$ 1.6$ 1.6 as % of Average Loans 0.08% 0.09% 0.10% 0.09% 0.09 % Allowance for Loan Losses 63.0$ 61.4$ 60.5$ 59.5$ 58.6 as % of Total Loans 0.94% 0.89% 0.87% 0.85% 0.81 % as % of NPLs 292 285 306 258 256 Past Due Loans (30 - 89 Days) 0.33% 0.25% 0.23% 0.23% 0.28 % Non-Performing Loans 21.6$ 21.5$ 19.8$ 23.1$ 22.9$ OREO 9.2 8.0 5.1 2.7 2.8 Total NPAs 30.8 29.5 24.9 25.8 25.7 Performing Classified Loans 121.6 114.3 108.8 91.7 100.5 Total Classified Assets 152.4$ 143.8$ 133.7$ 117.5$ 126.2$ as % of Tier 1 / Allowance 15% 14% 13% 11% 12 % Accruing TDRs 70.1$ 67.8$ 64.9$ 64.7$ 59.6$ Total NPAs as % of Total Assets 0.30 0.28 0.23 0.24% 0.23 % as % of Loans & OREO 0.46 0.43 0.36 0.37 0.36 2Q17 3Q173Q16 4Q16 1Q17 $ in millions ucbi.com | 27 Credit Quality ucbi.com | 27

Note: Peer comparison banks comprise the KBW Regional Bank Index (ticker: KRX) Excellent Credit Performance & Management ucbi.com | 28 0.0% 0.5% 1.0% 1.5% 2.0% CBSH BOH UMPQ WABC CVBF BPFH PB CBU OZRK VLY UCBI UMBF CFR PNFP MBFI WAL FFIN EWBC WTFC COLB FCF FNB PFS BXS BKU FHN WAFD STL STBA CATY SNV TCBI WBS GBCI FULT BRKL ISBC FMBI TCF PACW UBSI ASB BOKF TRMK IBKC ONB HBHC SBNY BPOP 2Q17 NPA Ratio Median ► Eight of the top twelve credit leaders recruited post - crisis ► Centralization of special assets ► Centralization of consumer loan underwriting and approval ► Changed commercial approval process, including a Senior Credit Committee for visibility and culture building ► Instituted highly - disciplined concentration management process ► Dedicated credit officers for all specialty businesses and community markets ucbi.com | 28 Source: SNL Financial LC Note – Peer comparison banks comprise the KBW Regional Bank Index ( ticker:KRX )

ucbi.com | 29 (1) (2) (2) (2) (1) (1) North Georgia $ 7.6 $ 2.4 9 19 33% 1 Atlanta, Georgia 70.4 2.6 10 34 4 7 Gainesville, Georgia 3.5 0.4 1 5 11 4 Coastal Georgia 8.9 0.4 2 7 4 8 Western North Carolina 7.4 1.1 1 19 14 3 East Tennessee 17.6 0.5 2 11 3 7 Upstate South Carolina 24.9 1.1 4 25 5 7 Coastal South Carolina 22.4 0.6 1 15 1 17 Loan Production Offices - - - 7 Total Markets $ 162.7 $ 9.1 30 142 Rank United Community Banks, Inc. Deposit ShareOffices Community BanksDeposits Total Market Deposits Market Share Growth Opportunities ucbi.com | 29 (1) United deposit share and United rank are as of June 30, 2017 for markets where United takes deposits (Source: FDIC). As such, U nited deposit share and United rank exclude deposits acquired through the acquisition of HCSB on July 31, 2017. (2) Based on current quarter $ in billions

Experienced Proven Leadership

- Over 40 years in banking
- Led company from $42 million in assets in 1989 to $11.1 billion today
- Trustee of Young Harris College
- Georgia Power Company Board Member
- GA Economic Developers Association Spirit of Georgia Award recipient

Jimmy C. Tallent
Chairman & CEO
Joined 1984



- Over 30 years in banking
- Responsible for overall banking, credit and operations
- Former Consultant and Special Assistant to the CEO and EVP of Commercial Banking for TD Bank Financial Group; and President & CEO of The South Financial Group

H. Lynn Harton
Board, President & COO
Joined 2012



- Over 25 years in financial services
- Responsible for finance and reporting, accounting, M&A and investor relations
- Former Associate Director of Research for Keefe, Bruyette and Woods
- Georgia State's J. Mack Robinson College of Business Advisory Board

Jefferson L. Harralson
EVP & CFO
Joined 2017



- Over 35 years in banking
- Responsible for 30 community banks with 142 banking offices
- Formerly of Riegel Textile Credit Union; President of Farmers and Merchants Bank
- Former Georgia Board of Natural Resources Board Chairman

Bill M. Gilbert
President,
Community Banking
Joined 2000



- Over 20 years experience in consumer and banking law
- Responsible for legal, enterprise risk management, and compliance
- Chairman of the Georgia Bankers Association Bank Counsel Section
- Member of the American Bankers Association Regional General Counsels

Bradley J. Miller
EVP, CRO &
General Counsel
Joined 2007



- Over 25 years in banking
- Responsible for credit risk including credit underwriting, policy and special assets
- Former EVP & Executive Credit Officer for TD Bank, NA and Chief Credit Officer of The South Financial Group.

Robert A. Edwards
EVP & CCO
Joined 2015



- Over 25 years in lending
- Responsible commercial banking solutions
- Former SBA head: TD Bank and Carolina First's SBA programs; President of UPS Capital Business Credit
- Highly decorated Commander in the U.S. Naval Reserve Intelligence Program (retired)

Richard W. Bradshaw
President,
Comm'l Banking Solutions
Joined 2014



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Non-GAAP Reconciliation Tables

$ in thousands, except per share data

	3Q16	4Q16	1Q17	2Q17	3Q17 (1)
Net Income					
Net income - GAAP	$ 25,874	$ 27,221	$ 23,524	$ 28,267	$ 27,946
Merger-related and other charges	3,152	1,141	2,054	1,830	3,420
Tax benefit on merger-related and other charges	(1,193)	(432)	(758)	(675)	(1,147)
Impairment of deferred tax asset on canceled nonqualified stock options	-	976	-	-	-
Release of disproportionate tax effects lodged in OCI	-	-	3,400	-	-
Net income - Operating	$ 27,833	$ 28,906	$ 28,220	$ 29,422	$ 30,219
Diluted Earnings per share					
Diluted earnings per share - GAAP	$ 0.36	$ 0.38	$ 0.33	$ 0.39	$ 0.38
Merger-related and other charges	0.03	0.01	0.01	0.02	0.03
Impairment of deferred tax asset on canceled nonqualified stock options	-	0.01	-	-	-
Release of disproportionate tax effects lodged in OCI	-	-	0.05	-	-
Diluted earnings per share - Operating	$ 0.39	$ 0.40	$ 0.39	$ 0.41	$ 0.41
Return on Assets					
Return on assets - GAAP	1.00 %	1.03 %	0.89 %	1.06 %	1.01 %
Merger-related and other charges	0.08	0.03	0.05	0.04	0.08
Impairment of deferred tax asset on canceled nonqualified stock options	-	0.04	-	-	-
Release of disproportionate tax effects lodged in OCI	-	-	0.13	-	-
Return on assets - Operating	1.08 %	1.10 %	1.07 %	1.10 %	1.09 %

(1) Merger-related and other charges for 3Q17 include $244 thousand of intangible amortization resulting from payments made to executives under their change of control agreements. The resulting intangible assets are being amortized over 24 months.

United COMMUNITY BANKS, INC.
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Non-GAAP Reconciliation Tables

$ in thousands, except per share data

	3Q16	4Q16	1Q17	2Q17	3Q17 (1)
Return on Tangible Common Equity					
Return on common equity - GAAP	9.61 %	9.89 %	8.54 %	9.98 %	9.22 %
Effect of merger-related and other charges	0.73	0.26	0.47	0.41	0.75
Impairment of deferred tax asset on canceled nonqualified stock options	-	0.36	-	-	-
Release of disproportionate tax effects lodged in OCI	-	-	1.24	-	-
Return on common equity - Operating	10.34	10.51	10.25	10.39	9.97
Effect of goodwill and intangibles	2.11	1.96	1.85	1.80	1.96
Return on tangible common equity - Operating	12.45 %	12.47 %	12.10 %	12.19 %	11.93 %
Expenses					
Expenses - GAAP	$ 64,023	$ 61,321	$ 62,826	$ 63,229	$ 65,674
Merger-related and other charges	(3,152)	(1,141)	(2,054)	(1,830)	(3,420)
Expenses - Operating	$ 60,871	$ 60,180	$ 60,772	$ 61,399	$ 62,254
Pre-Tax, Pre-Credit Earnings					
Pre-Tax Earnings - GAAP	$ 41,627	$ 44,837	$ 42,002	$ 44,804	$ 43,674
Merger-related and other charges	3,152	1,141	2,054	1,830	3,420
Provision for credit losses	(300)	-	800	800	1,000
Pre-Tax, Pre-Credit Earnings - Operating	$ 44,479	$ 45,978	$ 44,856	$ 47,434	$ 48,094
Efficiency Ratio					
Efficiency Ratio - GAAP	60.78 %	57.65 %	59.29 %	57.89 %	59.27 %
Merger-related and other charges	(2.99)	(1.07)	(1.94)	(1.68)	(3.09)
Efficiency Ratio - Operating	57.79 %	56.58 %	57.35 %	56.21 %	56.18 %

(1) Merger-related and other charges for 3Q17 include $244 thousand of intangible amortization resulting from payments made to executives under their change of control agreements. The resulting intangible assets are being amortized over 24 months.

United COMMUNITY BANKS, INC.

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